Exhibit 99.1

Microbot Medical Announces Positive Results of Additional Animal Feasibility Study with LIBERTYTM Robotic System

Results Validate Findings of Initial Study; End Points Achieved with No Intraoperative Adverse Events

Management Presenting at Needham Growth Conference Today at 2:00pm ET

HINGHAM, Mass., January 14, 2021 – The continued progression of Microbot Medical Inc.’s (Nasdaq: MBOT) LIBERTYTM Robotic System was further demonstrated as the Company announced the successful completion of an additional feasibility animal study using the world’s first fully disposable surgical robotic system. The study end points included navigating to a clot, crossing the clot, deploying a stent retriever, and manually retrieving an arterial clot in a live pig. All the end points were met with no intraoperative adverse events. The animal feasibility studies to date, support the Company’s assertion that LIBERTY will potentially allow physicians to safely and easily conduct catheter-based peripheral and neurovascular procedures remotely, avoiding radiation exposure, physical strain and the risk of cross contamination.

“As we continue to evaluate LIBERTY in the hands of leading clinicians, the system is performing to our expectations and achieving the desired clinical and usability outcomes,” commented Harel Gadot, Chief Executive Officer, President, and Chairman. “Additional studies are planned throughout the coming year to allow us to achieve our regulatory goals.”

The procedure was performed by Dr. Gal Yaniv, a recently added member of the Company’s Scientific Advisory Board (SAB), who also serves as Director of Endovascular Neurosurgery at Sheba Tel HaShomer City of Health and Chief Medical Officer of Aidoc Medical, a full body imaging AI software firm. Dr. Yaniv conducted the procedure and the results demonstrated robust navigation capabilities and intuitive usability.

Mr. Gadot will be presenting an overview of the Company later today at 2:00pm ET. The live and archived replays of the presentation may be accessed via the ‘Investors’ section, under ‘Presentation + Resources’ of the Company’s website at www.microbotmedical.com.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTYTM and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754